EXHIBIT  23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-53914, 333-91899, 333-68887 and 333-71713) and
on Form S-8 (No. 333-79533,  333-42465,  333-68447,  333-58691 and 333-52697) of
Level 3 Communications, Inc. of our report dated March 2, 2001 relating to the financial statements and financial statement schedules of RCN Corporation and Subsidiaries as of December 31, 2000 and 1999, which is incorporated by reference in this Form 10-K.


                                                  s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
    March 18, 2002